As filed with the Securities and Exchange Commission on May 24, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	39-1434669 (I.R.S. Employer Identification No.)
13320 Ballantyne Corporate Place Charlotte, North Carolina 28277-3607 (Address of principal executive offices)

DENTSPLY SIRONA Inc. 2024 Omnibus Incentive Plan
DENTSPLY SIRONA Inc. Amended and Restated Employee Stock Purchase Plan
(Full titles of the Plan)

Richard C. Rosenzweig
Executive Vice President, Corporate Development, General Counsel and Secretary
DENTSPLY SIRONA Inc.
13320 Ballantyne Corporate Place
Charlotte, North Carolina 28277-3607
(844) 848 - 0137
(Name, address and telephone number,
including area code, of agent for service)

With copies to:
Lillian Tsu
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006

________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.
Large accelerated filer    ☒    Accelerated filer    ☐
Non‑accelerated filer    ☐  (Do not check if a smaller reporting company)    Smaller reporting company    ☐
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement on Form S‑8 (this “Registration Statement”) in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the “Note” to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.Incorporation of Documents by Reference.
The following documents, as filed by DENTSPLY SIRONA Inc., (the “Registrant”) with the United States Securities and Exchange Commission (the “Commission”), are incorporated by reference in this Registration Statement:
(1)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 29, 2024;
(2)The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024 filed with the Commission on May 2, 2024;
(3)The Registrant’s Current Reports on Form 8-K filed, filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on February 29, 2024, and March 7, 2024; and
(4)The description of the Registrant’s Common Stock, par value $0.01 per share, contained in Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including any amendment or report filed for the purpose of updating such description.
In addition, all reports and other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post‑effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any document or any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.    Description of Securities.
Not applicable.
Item 5.    Interests of Named Experts and Counsel.
Not applicable.
Item 6.    Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits, or otherwise in the defense of, any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred.
The Registrant’s Second Amended and Restated Certificate of Incorporation provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit.
The Registrant’s Seventh Amended and Restated By-laws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the DGCL and shall also pay expenses incurred in defending any such proceeding in advance of its final disposition; provided, that, such an advance shall be made only upon delivery of an undertaking, by or on behalf of an indemnified person, to repay such amounts so advanced if it should be determined ultimately by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified therefor.
In addition to the above described provisions in the Second Amended and Restated Certificate of Incorporation and Seventh Amended and Restated By-laws, the Registrant has entered into an indemnification agreement with each of its directors and certain of its executive officers, which provides, among other things, that the Registrant will indemnify and defend each such person to the fullest extent permitted by law, subject to certain conditions, against all expenses and certain other amounts actually and reasonably incurred by such person in connection with proceedings in which such person is involved, or is threatened to become involved, by reason of any action or inaction by such person in his or her capacity as a director or officer of the Registrant, or by reason of the fact that such person is or was serving at the request of the Registrant as a director, officer, trustee, manager, member, fiduciary, employee or agent of any other organization or enterprise. The indemnification agreement also requires the Registrant to advance expenses incurred by such person in connection with the investigation, defense, or appeal of any such proceedings. Additionally, in any proceeding for which indemnification is not otherwise available, the indemnification agreement requires the Registrant to contribute to the indemnifiable losses based on the relative benefits received by, and/or the losses and relative faults of, the indemnitee and the Registrant.
Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify such person against such liability. The Registrant has obtained directors’ and officers’ liability insurance for the members of its Board of Directors and executive officers for certain losses arising from claims or charges made against them while acting in their capacities as directors and officers of the Registrant.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibit Number	Description
4.1
Second Amended and Restated Certificate of Incorporation of DENTSPLY International Inc. (incorporated by reference to Exhibit 3.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 1, 2017)

4.2
Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of DENTSPLY SIRONA Inc. (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on May 23, 2018)

4.3	Seventh Amended and Restated By-Laws of DENTSPLY SIRONA Inc. (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on August 2, 2023)
4.4	DENTSPLY SIRONA Inc. 2024 Omnibus Incentive Plan
4.5	DENTSPLY SIRONA Inc. Amended and Restated Employee Stock Purchase Plan
4.6	Form of Restricted Share Unit Grant Notice for Directors under the DENTSPLY SIRONA Inc. 2024 Omnibus Incentive Plan
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP
23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (contained on signature page hereto)
107	Filing Fee Table

Item 9.    Undertakings.
A.    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post‑effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post‑effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post‑effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina on the 24th day of May, 2024.

DENTSPLY SIRONA INC.

Date: May 24, 2024	By:	/s/ Simon D. Campion
Simon D. Campion
Chief Executive Officer
POWER OF ATTORNEY

Each person whose signature appears below appoints Simon D. Campion and Richard C. Rosenzweig, each of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering, filed pursuant to Rule 462 under the Securities Act, and to file the same with all exhibits thereto and all documents in connection therewith with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Simon D. Campion	President and Chief Executive Officer	May 24, 2024
Simon D. Campion	(Principal Executive Officer)

/s/ Glenn G. Coleman	Executive Vice President and Chief Financial Officer	May 24, 2024
Glenn G. Coleman	(Principal Financial Officer)

/s/ Richard M. Wagner	Chief Accounting Officer	May 24, 2024
Richard M. Wagner	(Principal Accounting Officer)

/s/ Gregory T. Lucier	Chairman of the Board of Directors	May 24, 2024
Gregory T. Lucier

/s/ Willie A. Deese	Director	May 24, 2024
Willie A. Deese

/s/ Brian T. Gladden	Director	May 24, 2024
Brian T. Gladden

/s/ Betsy D. Holden	Director	May 24, 2024
Betsy D. Holden

/s/ Clyde R. Hosein	Director	May 24, 2024
Clyde R. Hosein

/s/ Jonathan J. Mazelsky	Director	May 24, 2024
Jonathan J. Mazelsky

/s/ Leslie F. Varon	Director	May 24, 2024
Leslie F. Varon

/s/ Janet S. Vergis	Director	May 24, 2024
Janet S. Vergis

/s/ Dorothea Wenzel	Director	May 24, 2024
Dorothea Wenzel